SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 25, 2007
Agere Systems Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-16397	22-3746606
(Commission File Number)	(IRS Employer Identification No.)

1110 American Parkway NE	18109
Allentown, Pennsylvania	(Zip Code)
(Address of principal executive
offices)
(610) 712-1000
(Registrant’s Telephone Number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EX-99.1: NEWS RELEASE

Item 2.02. Results of Operations and Financial Condition.
     On January 25, 2007, Agere Systems issued a news release announcing its financial results for the quarter ended December 31, 2006. A copy of that news release is attached to this report as Exhibit 99.1.
     The news release contains information about our net income and earnings per share, excluding gain or loss from the sale of, and income or loss from, discontinued operations; restructuring related charges included in costs; certain other non cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges; amortization of acquired intangible assets; net gain or loss from the sale of operating assets; certain tax adjustments; cumulative effect of accounting changes and certain nonrecurring charges. We believe that information presented on this basis, while not a substitute for financial information prepared in accordance with generally accepted accounting principles, will allow investors to more easily compare our financial performance on an operating basis in different fiscal periods. Information computed on this basis is one of the measures management and the board of directors use to evaluate the performance of our business.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	News release dated January 25, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGERE SYSTEMS INC.

Date: January 25, 2007	By: Name:	/s/ Peter Kelly Peter Kelly
	Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)